Exhibit (g)(6)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

CITIBANK, N.A.

AND

EACH OF THE INVESTMENT COMPANIES

LISTED ON APPENDIX "A" THERETO

DATED AS OF April 15, 2009

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of January 1, 2007 (the "Custodian Agreement")

A. Additional Custodians

Bank of New York FICASH

FITERM

B. Special Subcustodians

Subcustodian

Bank of New York Variable Rate Demand Notes

Chemical Bank, N.A. Variable Rate Demand Notes

Bankers Trust Company Variable Rate Demand Notes

NCNB National Bank of North Carolina Variable Rate Demand Notes

NationsBank of Virginia Variable Rate Demand Notes

C. Foreign Subcustodians

Country	Subcustodian Name	Central Depositories
Argentina	Citibank N.A.	Caja de Valores S.A. (CDV) Central de Registration y de Instrumentos de Endeamiento Publico (CRYL)
Australia	Citigroup Pty. Limited	Austraclear Clearing House Electronic Sub-Register System (CHESS)
Austria	Citibank N.A.	Oesterreichische Kontrollbank AG (OeKB)
Bahrain	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	The Clearing, Settlement and Despository system (CSD)
Bangladesh	Standard Chartered Bank	Central Depository Bangladesh Limited
Belgium	Citibank International plc	Euronext Brussels - CIK Clearing House Electronic Sub-Register System (CHESS) National Bank of Belgium (NBB)
Belgium	Euroclear Bank s.a./n.v.	Euroclear S.A./N.V.
Bermuda	HongKong & Shanghai Banking Corporation Ltd acting through its agent, Bank of Bermuda	Bermuda Securities Depository (BSD)
Bosnia	Bank Austria Creditanstalt AG (Vienna) acting through its agent, HVB Central Profit Banka	The Registry of Securities (RVP)
Botswana	Barclays Bank of Botswana Ltd.	NA
Brazil	Citibank N.A.	Companhia Brasileira de Liquidacao e Custodia (CBLC) Central of Custody and Financial Settlement of Securities (CETIP) Central Bank / Sestema Especial de Liquidacoa e Custodia (SELIC
Bulgaria	ING Bank Bulgaria N.V., Sofia Branch	Central Securities Depository AD (CDAD) Bulgarian National Bank's Government Securities Settlement System (BNB)
Canada	Citibank Canada	Canadian Depository for Securities Ltd.
Chile	Banco de Chile	Deposito Central de Valores SA (DCV)
China	Citibank N.A.Citibank (China) Co., Ltd	China Securities Depository and Clearing Corporation Limited
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Deposito Central de Valores (DCV) Deposito Centralizado de Valores (DECEVAL)
Costa Rica	Banco BCT S.A.	Central de Valores de la Bolsa Nacional de Valores (CEVAL)
Croatia	Privredna Banka Zagreb d.d.	Central Depository Agency Inc. - Sredisnja Depozitarna Agencija (SDA) Ministry of Finance (MoF)
Cyprus	Hellenic Bank Limited	Cyprus Central Depository and Central Registry (CDCR)
Czech Republic	Citibank Europe plc, organizacni slozka	Czech National Bank (CNB) Stredisko Cennych Papiru (SCP)
Denmark	Nordea Bank Danmark A/S	Vaerdipapircentralen (VP)
Egypt	Citibank N.A.	Misr for Clearing Settlement and Central Depository (MCSD) Bank of Egypt
Estonia	AS Hansabank	Estonian Central Depository for Securities
Finland	Nordea Bank Finland Plc.	Finnish Central Securities Depository (APK)
France	Citibank International Plc.	Euroclear France
Germany	Citigroup Global Markets Deutschland AG & Co. KgaA	Clearstream Banking AG (Frankfurt)
Ghana	Barclays Bank of Ghana Limited
Greece	Citibank International Plc.	Central Securities Depository SA (CSD) Bank of Greece Securities Settlement System (BOGS)
Hong Kong	Citibank N.A.	Central MoneyMarket Unit (CMU) Hong Kong Securities Clearing Company Limited (HKSCC)
Hungary	Citibank Europe plc Hungarian Branch Office	The Central Depository and Clearing House Ltd. (KELER Ltd.)
Iceland (Equities)	Kaupthing Bank hf acting through its agent, Arion Custody Services	Icelandic Securities Depository Limited
Iceland (Fixed Income)	Clearstream Banking
India	Citibank N.A.	National Securities Depository Limited (NSDL) Central Depository Services (India) Limited (CDSL) Reserve Bank of India (RBI)
Indonesia	Citibank N.A.	Penyelesaian Transaksi Pasar Uang - Bank of Indonesia (BoI) PK Kustodia Sentral Efek Indonesia (KSEI)
Ireland	Citibank N.A.	Euroclear SA/NV and United Kingdom - Crest
Israel	Citibank N.A.	Tel Aviv Stock Exchange-Clearinghouse (SECH)
Italy	Citibank N.A.	Monte Titoli (MT)
Jamaica	Scotia DBG Investments Management Limited
Japan	Citibank Japan Limited	Bank of Japan (BOJ) Japan Securities Depository Center (JASDEC)
Jordan	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	Jordan Securities Depository Center
Kazakhstan	JSC "Citibank Kazakhstan"	The Central Securities Depository (CSD)
Kenya	Barclays Bank of Kenya Limited	The Central Depository & Settlement Corporation Ltd (CDSC) National Debt Office of the Central Bank of Kenya The Central Bank of Kenya Central Depository System (CDS)
Korea	Citibank Korea Inc.	Korea Securities Depository (KSD)
Kuwait	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Middle East Ltd.	Kuwait Clearing Company (KCC)
Latvia	AS Hansabank acting through its agent, Hansabanka AS	Bank of Latvia (BOL) Latvian Central Depository (LCD
Lebanon	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Ltd.	MidClear
Lithuania	AS Hansabank acting through its agent, AB Bankas Hansabankas	Central Securities Depository of Lithuania (CSDL)
Luxembourg	Clearstream Banking	Clearstream Banking (Luxembourg)
Malaysia	Citibank Berhad	Bank Negara Malaysia (BNM) Malaysian Central Depository Sdn. Bhd. (MCD)
Malta	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Malta Plc	Malta Central Securities Depository
Mexico	Banco Nacional de Mexico, S.A.	S.D. Indeval, S.A de CV
Morocco	Citibank Maghreb	Maroclear
Mauritius	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	The Central Depository and Settlement Company (CDS) Bank of Mauritius
Namibia	Standard Bank of South Africa Ltd acting through its agent, Standard Bank Namibia Ltd	NA
Netherlands	Citibank International Plc.	Euroclear Netherlands - Necigef NIEC
New Zealand	Citibank, N.A.	New Zealand Central Securities Depository (NZCSD
Nigeria	Standard Bank of South Africa Ltd acting through its agent, Stanbic Bank Nigeria Limited	Central Securities Clearing Corporation (CSCS)
Norway	Nordea Bank Norge ASA	The Norwegian Central Securities Depository (VPS)
Oman	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	Muscat Depository and Securities Registration Company (MDSRC)
Pakistan	Citibank N.A.	State Bank of Pakistan (SBP) Central Depository Company of Pakistan (CDC)
Palestine	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited
Panama	HSBC Bank (Panama) SA
Peru	Citibank del Peru S.A.	CAVALI ICLV S.A.
Philippines	Citibank N.A.	Philippine Depository Trust Corporation) Register of Scripless Securities (RoSS)
Poland	Bank Handlowy w Warszawie SA	National Depository for Securities (NDS) National Bank of Poland (NBP)
Portugal	Citibank International Plc.	Interbolsa
Qatar	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	Doha Securities Market (DSM)
Romania	Citibank Europe plc, Dublin - Romania Branch	Bucharest Stock Exchange (BSE) Societatea Nationala de Compensare, Decontare si Depozitare Pentru Valori Mobiliare S.A. (SNCDD)
Russia	ZAO Citibank	Bank for Foreign trade of the Russian Federation (VTB) The National Depository Centre (NDC) Depository Clearing Company (DCC)
Saudi Arabia	HongKong & Shanghai Banking Corporation Ltd acting through its agent, The Saudi British Bank Ltd.
Serbia	Bank Austria Creditanstalt AG (Vienna) acting through its agent, UniCredit Bank Serbia JSB	The Central Depository and Clearing House
Singapore	Citibank N.A.	Central Depository Pte. Ltd. Monetary Authority of Singapore
Slovak Republic	Citibank Europe plc, pobocka zahranicnej banky	National Bank of Slovalia (NBS) Stredisko cennych papierov SR,a.s (SCP)
Slovenia	UniCredit Banka Slovenija d.d.. Ljubljana.	Central Securities Clearing and Depository Corporation (KDD)
South Africa	FirstRand Bank Ltd acting through its Division, FNB Corporate Custody Services	Share Transactions Totally Electronic (STRATE)
Spain	Citibank International Plc.	Iberclear
Sri Lanka	Citibank N.A.	Central Depository Systems Private Limited (CDS) LankaSecure
Sweden	Citibank International PLC Sweden Branch	Vardepappercentralen (VPC)
Switzerland	Citibank N.A.	SIS SegaInterSettle AG
Taiwan	Citibank N.A.	Taiwan Securities Central Depository Co. Ltd. (TSCD) Taiwan Government Securities System (CGSS)
Thailand	Citibank N.A.	Thailand Securities Depository Co. Ltd. (TSD) Bank of Thailand
Tunisia	Banque International Arabe de Tunisie	STICODEVAM
Turkey	Citibank, A.S.	Central Bank of Turkey (CBT) Central Registry Agency (CRA)
Uganda	Barclays Bank of Uganda Limited	Central Bank of Uganda
United Arab Emirates, Abu Dhabi	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	Central Depository
United Arab Emirates, DIFX	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	Central Depository
United Arab Emirates, Dubai	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	Central Depository
Ukraine	JSCB "Citibank (Ukraine)"	Interregional Securities Union (MFS) National Bank of Ukraine (NBU)
United Kingdom	Citibank N.A.	Central Moneymarkets office (CMO) Crestco Limited
United States	Citibank N.A.
Venezuela	Citibank N.A.	Caja Venezolana de Valores CA (CVV) Central Bank - Banco Central de Venezuela (BCV)
Vietnam	Citibank N.A.	Vietnam Securities Depository (VSD)
Zambia	Barclays Bank of Zambia plc.	Lusaka Stock Exchange Central Share Depository Bank of Zambia.
Zimbabwe	Barclays Bank of Zimbabwe Ltd.

Each of the Investment Companies Liated on Appendix "A"

Attached Hereto, on Behalf of Each of Their Respective Portfolios

By:/s/Paul Murphy

Name: Paul Murphy

Title: Asst. Treasurer

Citibank, N.A.

By: /s/Christopher J. Soltis

Name: Christopher J. Soltis

Title: Director